                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 9, 1999


                                  SAFEWAY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     1-00041                 94-3019135
           --------                     -------                 ----------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                  Identification Number)



             5918 Stoneridge Mall Road, Pleasanton, California 94588
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (925) 467-3000
              ----------------------------------------------------
              (Registrants' telephone number, including area code)


                                       n/a
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

Item 5.  Other Events

         Safeway Inc. and Carr-Gottstein Foods Co. announced on February 9, 1999 the filing of a consent decree with the Attorney General of the State of Alaska regarding the previously announced acquisition of Carrs by Safeway for $12.50 a share -- or a total of approximately $110 million in cash.

         Carrs had approximately $220 million of debt as of September 28, 1998.

         The consent decree requires the sale of six Safeway stores (four in Anchorage and one each in Eagle River and Wasilla) and the Carrs store located in Fairbanks. Each of these locations is required to be sold to operating supermarket companies that will be approved by the state.

         The consent decree includes provisions for payments by Safeway of $1 million for each store that is not divested within approximately ten months, a period which may be extended by the Attorney General. A court hearing on the decree will be held within 60 days.

         The consent decree acknowledges Safeway's new investment of more than $330 million in Alaska reflecting Safeway's long-term commitment to doing business in the state. This includes providing fair opportunities for Alaskan companies to sell their goods and services to Safeway, employing Alaskan residents, maintaining in-state Alaskan management and continuing Carrs' support for local schools, charities and other community groups.

         Carr-Gottstein Foods Co. expects to schedule a shareholder meeting to vote on the transaction within 60 days. Assuming satisfaction of all conditions, Safeway and Carrs expect to close as soon as practicable after receiving shareholder approval and final court approval of the consent decree.

         Also on February 9, 1999, the Company entered into an Amendment to Safeway Inc. Common Stock Purchase Warrant in the form filed as Exhibit A hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 11, 1999

                                    SAFEWAY INC.


                                    By:    /s/ Michael C. Ross
                                        ---------------------------------------
                                           Michael C. Ross
                                           Senior Vice President,
                                           Secretary and General Counsel

                                                                       EXHIBIT A

                            Amendment to Safeway Inc.
                          Common Stock Purchase Warrant

         Amendment dated as of February 9, 1999 to those certain Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 9,969,660 shares of Common Stock of Safeway Inc. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrants.

         Section 2.2(b) of the Warrants shall be restated and amended in its entirety as follows:

         (b) Payment of the Warrant Price for Warrant Shares upon exercise of any Warrants may be made (i) in cash, (ii) by certified or official bank check in immediately available funds, (iii) by delivery of Warrants equal in value of the aggregate Warrant Price with respect to the Warrants being exercised, or (iv) by any combination of (i), (ii) and (iii). The value of Warrants delivered in payment of the Warrant Price shall be deemed to equal the difference between the Public Offering Price and the then current Warrant Price. The "Public Offering Price" shall be the price per share of Safeway Common Stock at which KKR Associates, L.P. (or partnerships it controls) sells shares of Safeway Common Stock on or about the date of exercise in a public offering pursuant to a registration statement filed with the Securities and Exchange Commission.

         This Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Warrants shall remain in full force and effect and be otherwise unaffected hereby.

         This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.



                                          SAFEWAY INC.



                                          By:_______________________________
                                             Its


                                          SSI EQUITY ASSOCIATES, L.P.

                                          BY:   SSI PARTNERS, L.P.


                                          By:_______________________________
                                             Its General Partner